                                                                    Exhibit 20.1


                      ACCESS INTEGRATED TECHNOLOGIES, INC.
                             AUDIT COMMITTEE CHARTER
                            Adopted October __, 2003













                         A C C E S S I N T E G R A T E D
                         T E C H N O L O G I E S, I N C.


                             AUDIT COMMITTEE CHARTER

                            Adopted October __, 2003

                               Statement of Policy

The Audit Committee ("Audit Committee") of Access Integrated Technologies, Inc. (the "Company") shall provide assistance to the Company's Board of Directors (the "Board") in fulfilling its responsibility to the Company's stockholders, potential stockholders and investment community relating to the integrity of corporate accounting and reporting practices, the quality and integrity of financial reports of the Company and the process for monitoring compliance with laws and regulations and its code of ethics. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the Board, the registered public accounting firm, the internal auditors and the financial management of the Company.



Organization

|_|   The Audit Committee members shall be appointed by the Board.

|_| The Audit Committee shall consist of at least two independent directors. Independence shall be defined in accordance with the Securities and Exchange Commission ("SEC") guidelines and the American Stock Exchange ("AMEX") listing standards.

|_| At least one member of the Audit Committee shall be a "financial expert" as defined by the SEC and AMEX.

|_| At least one member of the Audit Committee shall be "financially sophisticated" as defined by AMEX.

|_|   Audit Committee members must be "financially literate" as defined by AMEX.

|_| The Board, in its discretion, shall make the determination of the independence and qualifications to serve as a member of the Audit Committee.

Authority

|_| The Audit Committee has the sole authority for the appointment, compensation and oversight of the work of any registered public accounting firm employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each such registered public accounting firm shall report directly to the Audit Committee.

|_| The Audit Committee has the sole authority to review and concur with management's appointment, termination or replacement of the Director of the Company's Internal Audit, as applicable.

|_| The Audit Committee has the sole authority to investigate any matter brought to its attention within the scope of its duties, with the authority to engage and determine funding for independent counsel and other advisers, as it determines necessary to carry out its duties.

Responsibilities

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to react best to changing conditions and to ensure to the Board and the Company's stockholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are appropriate. It should be noted that fundamental responsibility for construction and disclosure of the Company's financial statements rests with management.

Oversight

1. Review and reassess the Audit Committee's responsibilities, independence, functions and the Company's Audit Committee Charter (the "Audit Committee Charter"); evaluate its performance and make appropriate changes to keep pace with the Company and business developments and to ensure compliance with SEC regulations and AMEX listing standards.

2. Approve Audit Committee Reports and the Audit Committee Charter as required by the SEC for inclusion in the proxy statement.

3. Review the qualifications of, and appoint, the registered public accounting firm to be selected to audit the financial statements of the Company. Pre-approve fees for annual audit and non-audit fees, as applicable.

4. Review related party transactions and other potential conflict of interest situations, as appropriate.

5. Establish, review and revise, as necessary, procedures for the receipt, retention and treatment of complaints received by the issuer regarding accounting, internal accounting controls, auditing or other matters; and ensure the confidential, anonymous treatment of such complaints. Engage independent counsel and other advisers, as determined necessary to carry out the Audit Committee's duties.

6. Review the internal audit functions of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the registered public accounting firm.

7. Provide sufficient opportunity for the internal auditors and registered public accounting firm to each meet separately with the members of the Audit Committee without members of management present.

8. Review and approve minutes of all Audit Committee meetings and submit Audit Committee minutes to the Board.

Audit and Financial Reporting

1. Review and provide feedback on the registered public accounting firm's plan and scope for the current year audit.

2. Review results of the annual audit with management and the registered public accounting firm.

3. Review the financial statements and management's discussion and analysis contained in the annual report to the Company's stockholders with management and the registered public accounting firm. Report the results of the annual audit to the Board and recommend whether or not the audited financial statements should be included in the Company's Annual Report on Form 10-KSB.

4. Review with financial management and the registered public accounting firm the significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices and any off-balance sheet structures.

5. Review with financial management and the registered public accounting firm all alternative treatments of financial information within United States generally accepted accounting principles that have been discussed with management officials of the Company, the ramifications of using such alternative disclosures and treatments and the treatment preferred by the registered public accounting firm. Determine whether the registered public accounting firm is satisfied with the disclosure and content of the financial statements to be presented to the Company's stockholders.

6. Review other written communications provided by the registered public accounting firm to management, including a schedule of unadjusted audit differences.

7. As a whole, or through the Audit Committee chair, review with the registered public accounting firm the Company's interim financial results to be included in the Company's quarterly reports to be filed with the SEC. This review will occur prior to the Company's filing for the Form 10-QSB.

8. Obtain from the registered public accounting firm a statement of all required communications under United States Generally Accepted Auditing Standards, including matters required by SAS No. 61 and by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." Confirm the registered public accounting firm's independence with respect to the Company by actively engaging in dialogue with the auditor with respect to any disclosed relationships or services that may have an impact on the objectivity and independence of the registered public accounting firm.

Compliance and Internal Control

1. Review the results of any internal audit reports issued since the last Audit Committee meeting.

2. Inquire of management, the internal auditor and the registered public accounting firm about any significant risks or exposures and assess the steps management has taken to minimize such risks or exposures to the Company.

3. Discuss with management, the internal auditors and the registered public accounting firm the adequacy and effectiveness of the accounting and financial controls of the Company. Obtain a copy of the registered public accounting firm's management letter.

4. Review, approve and monitor the Company's code of ethics for its senior officers, including disclosure to the Board of any exceptions to the code of ethics.

5. Review adherence to the Company's code of conduct and policy statements to determine compliance with the Foreign Corrupt Practices Act of 1977 and other applicable laws and regulations.

6. Review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related Company compliance policies.

7. Review the senior officers' quarterly attestation on financial full disclosure, internal controls and fraud pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 and discuss with management the basis for their conclusions.

8. Review the registered public accounting firms' attestation on the effectiveness of the internal control structure and procedures for financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and discuss with the registered public accounting firm the basis for its conclusions.

                      ACCESS INTEGRATED TECHNOLOGIES, INC.
                             AUDIT COMMITTEE CHARTER
                            Adopted October __, 2003







                         AUDIT COMMITTEE MEETING AGENDA

                      ACCESS INTEGRATED TECHNOLOGIES, INC.
                             AUDIT COMMITTEE CHARTER
                            Adopted October __, 2003

The table below is intended to serve as a guideline to ensure that the Audit Committee adequately fulfills all of its obligations. This document will serve as a supplement to the Audit Committee Charter, organizing Audit Committee activities by topic and meeting dates. The authority and responsibilities enumerated here are consistent with those outlined in the Audit Committee Charter.


                                                                                      Q1       10KSB     Q2        Q3      Q4
                                                                                      Jan       Mar      May       Jul     Oct
-------------------------------------------------------------------------------------------------------------------------------
Oversight
-------------------------------------------------------------------------------------------------------------------------------
1.   Review and reassess the Audit Committee's responsibilities, independence,         o
     functions and Audit Committee Charter; evaluate its performance and make appropriate changes to keep pace with the Company and business developments and to ensure compliance with SEC regulations and AMEX listing standards.
-------------------------------------------------------------------------------------------------------------------------------
2.   Approve Audit Committee Reports and the Audit Committee Charter as                          o
     required by the SEC for inclusion in the proxy statement.
-------------------------------------------------------------------------------------------------------------------------------
3.   Review qualifications of and appoint the registered public accounting                       o
     firm to be selected to audit the financial statements of the Company.
     Pre-approve fees for annual audit and non-audit fees as required.
-------------------------------------------------------------------------------------------------------------------------------
4.   Review related party transactions and other potential conflict of                                             o
     interest situations, as appropriate.
-------------------------------------------------------------------------------------------------------------------------------
5.   Establish, review and revise, as necessary, procedures for the                                      o
     receipt, retention and treatment of complaints received by the issuer regarding accounting, internal accounting controls, auditing or other matters; and ensure the confidential anonymous treatment of such complaints.  Engage independent counsel and other advisers, as determined necessary to carry out the Audit Committee's duties.
-------------------------------------------------------------------------------------------------------------------------------
6.   Review the internal audit function of the Company, including the                                    o
     independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the registered public accounting firm.
-------------------------------------------------------------------------------------------------------------------------------
7.   Provide sufficient opportunity for the internal auditor, as                       o                 o         o        o
     applicable, and the registered public accounting firm to each meet separately with the members of the Audit Committee without members of management present.
-------------------------------------------------------------------------------------------------------------------------------
8.   Review and approve minutes of all meetings and submit minutes to the Board.
-------------------------------------------------------------------------------------------------------------------------------


                                                                                      Q1       10KSB     Q2        Q3      Q4
                                                                                      Jan       Mar      May       Jul     Oct
-------------------------------------------------------------------------------------------------------------------------------
Oversight
-------------------------------------------------------------------------------------------------------------------------------
Audit and Financial Reporting

-------------------------------------------------------------------------------------------------------------------------------
9.   Review and provide feedback on the registered public accounting firms'                                         o
     plan and scope for the current year audit.
-------------------------------------------------------------------------------------------------------------------------------
10.  Review results of the annual audit with management and the registered             o
     public accounting firm.
-------------------------------------------------------------------------------------------------------------------------------
11.  Review the financial statements and management's discussion and                             o
     analysis contained in the annual report to the Company's stockholders with management and the registered public accounting firm.  Report the results of the annual audit to the Board and recommend whether or not the audited financial statements should be included in the Company's
     Annual Report on Form 10-KSB.
-------------------------------------------------------------------------------------------------------------------------------
12.  Review with financial management and the registered public                        o                 o         o        o
     accounting firm the significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices and any off-balance sheet structures.
-------------------------------------------------------------------------------------------------------------------------------
13.  Review with financial management and the registered public                        o                 o         o        o
     accounting firm alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the registered public accounting firm.  Determine whether the registered public accounting firm is satisfied with the disclosure and content of the financial statements to be presented to the Company's stockholders.
-------------------------------------------------------------------------------------------------------------------------------
14.  Review other written communications provided by the registered                    o                 o         o        o
     public accounting firm to management, including a schedule of unadjusted audit differences.
-------------------------------------------------------------------------------------------------------------------------------
15.  As a whole, or through the Audit Committee chair, review with the                                   o         o        o
     registered public accounting firm the Company's interim financial results to be included in the Company's quarterly reports to be filed with the SEC.  This review will occur prior to the Company's filing of the Form 10-QSB.
-------------------------------------------------------------------------------------------------------------------------------


                                                                                      Q1       10KSB     Q2        Q3      Q4
                                                                                      Jan       Mar      May       Jul     Oct
-------------------------------------------------------------------------------------------------------------------------------
Oversight
-------------------------------------------------------------------------------------------------------------------------------
16.  Obtain from the registered public accounting firm a statement of all                                o
     required communications under United States Generally Accepted Auditing
     Standards, including matters required by SAS No. 61 and by Independence
     Standards Board Standard No. 1, "Independence Discussions with Audit
     Committees."  Confirm the registered public accounting firm's independence with respect to the Company by actively engaging in dialogue with the auditor with respect to any disclosed relationships or services that may have an impact on the objectivity and independence of the registered public accounting firm.
-------------------------------------------------------------------------------------------------------------------------------
Compliance and Internal Control

-------------------------------------------------------------------------------------------------------------------------------
17.  Review the results of any internal audit reports issued since the                 o                 o         o        o
     last Audit Committee meeting.
-------------------------------------------------------------------------------------------------------------------------------
18.  Inquire of management, the internal auditor and the registered public             o
     accounting firm about any significant risks or exposures and assess the steps management has taken to minimize such risks or exposures to the
     Company.
-------------------------------------------------------------------------------------------------------------------------------
19.  Discuss with management, the internal auditors and the registered                 o                 o         o        o
     public accounting firm the adequacy and effectiveness of the accounting and financial controls of the Company.  Obtain a copy of the registered public accounting firm's management letter.
-------------------------------------------------------------------------------------------------------------------------------
20.  Review, approve and monitor the Company's code of ethics for its senior                                                o
     officers, including disclosure to the Board of any exceptions to the code of ethics.
-------------------------------------------------------------------------------------------------------------------------------
21.  Review adherence to the Company's code of conduct and policy statements                                                o
     to determine compliance with the Foreign Corrupt Practices Act of 1977 and other applicable laws and regulations.
-------------------------------------------------------------------------------------------------------------------------------
22.  Review reports received from regulators and other legal and regulatory                                        o
     matters that may have a material effect on the financial statements or related Company compliance policies.
-------------------------------------------------------------------------------------------------------------------------------
23.  Review the senior officers' quarterly attestation on financial full                        o         o        o        o
     disclosure, internal controls and fraud pursuant to Section 302 of the
     Sarbanes-Oxley Act of 2002 and discuss with management the basis for their conclusions.
-------------------------------------------------------------------------------------------------------------------------------
24.  Review the registered public accounting firms' attestation on the                          o
     effectiveness of the internal control structure and procedures for financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of
     2002 and discuss with the registered public accounting firm the basis for its conclusions.
-------------------------------------------------------------------------------------------------------------------------------